Exhibit 10.5

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of June 16, 2022 by and between the undersigned (the “Holder”) and JATT Acquisition Corp, a Cayman Islands exempted company (“SPAC”).

A.           SPAC, JATT Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC, JATT Merger Sub 2, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC, Zura Bio Limited, a limited company incorporated under the laws of England and Wales (the “Company”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), entered into a Business Combination Agreement dated as of June 16, 2022 (the “Business Combination Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement.

B.            Pursuant to the Business Combination Agreement, SPAC will indirectly own 100% of the issued and outstanding stock of the Company.

C.            The Holder is either: (i) the record and/or beneficial owner of certain shares of the Company, which will be exchanged for SPAC Shares pursuant to the Business Combination Agreement (such Holder, a “Company Holder”); or (ii) a holder of SPAC Shares immediately prior to and after the Closing which were not acquired in the open market (such Holder, a “SPAC Holder”); or (iii) a holder of options which may be exchanged for Company Shares, to the extent that (y) such options are converted into options for SPAC Shares and (z) such options are then exercised during the Lock-Up Period (as defined below) (such Holder, a “Company Option Holder”).

D.            As a condition of, and as a material inducement for SPAC to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.             Lock-Up.

(a)           During the Lock-up Period (as defined below), the Holder agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the applicable Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b)           For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(c)           The Lock-up Shares shall be subject to the restrictions set forth herein follows:

(i)            One-third of the Lock-up Shares shall be restricted until the First Lock-up Date, one-third of the Lock-up Shares shall be restricted until the Second Lock-up Date, and one-third of the Lock-up Shares shall be restricted until the Third Lock-up Date; provided, that each portion of the Lock-up Shares will be freely tradable on the earlier of the date on which the closing price of the SPAC Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period on a VWAP (as defined below) basis during the relevant Lock-up Period, or on the date on which SPAC consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction that results in all of SPAC’s stockholders having the right to exchange their SPAC Shares for cash, securities or other property. For purposes of this Agreement, “VWAP” means, for any date, the daily volume weighted average price of the SPAC Shares for such date (or the nearest preceding date) on the trading market on which the SPAC Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

(ii)           The term “First Lock-up Date” means the date that is six (6) months after the Closing Date (as defined in the Business Combination Agreement). The term “Second Lock-up Date” means the date that is twelve months (12) months after the Closing Date. The term “Third Lock-up Date” means the date that is twenty-four (24) months after the Closing Date. The term “Lock-up Period” means the period ending on the First Lock-up Date, Second Lock-up Date, or Third Lock-up Date, as applicable.

(iii)          For the avoidance of any doubt, (i) the Holder shall retain all of its rights as a stockholder of SPAC during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-up Shares, and (ii) the restrictions contained in this Section 1 shall not apply to any other SPAC Shares acquired by any Holder in any public or private capital raising transactions of SPAC or otherwise with respect to any SPAC Common Stock (or other securities of SPAC) other than the Lock-up Shares.

2.             Beneficial Ownership. Each Company Holder and Company Option Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any SPAC Shares, or any economic interest in or derivative of such shares, other than those SPAC Shares issued pursuant to the Business Combination Agreement. Each SPAC Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any SPAC Shares, or any economic interest in or derivative of such shares, other than those SPAC Shares the SPAC Holder owned immediately prior to and after the Closing and which were not purchased in the open market. For purposes of this Agreement, any SPAC Shares (i) received by each Company Holder or Company Option Holder pursuant to the Business Combination Agreement (including any securities convertible into, or exchangeable for, or representing the rights to receive SPAC Shares, if any, acquired during the Lock-up Period); or (ii) held by each SPAC Holder immediately prior to and after the Closing (including any Class B shares held by any SPAC Holder) which were not purchased in the open market, are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include SPAC Shares acquired by such Holder in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in connection with (a) transfers or distributions to the Holder’s officers or directors or any current or future direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended), or to any equityholder (including any shareholder, member or partner) of the Holder, or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust or estate planning vehicle, the beneficiary of which is the Holder or a member of the Holder’s immediate family; (c) by virtue of the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order, (e) transfers to the SPAC’s officers, directors or their affiliates, (f) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Holder, (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of SPAC; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares subject to this Agreement shall remain subject to this Agreement, (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that the Holder shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan except as required by applicable law; provided further, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-Up Period, (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase SPAC Shares or the vesting of stock-based awards; (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase SPAC Shares; and (k) transactions to satisfy any U.S. federal, state, or local income tax obligations of the Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the transactions contemplated by the Business Combination Agreement from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the transactions contemplated by the Business Combination Agreement do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transactions; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (e) clauses, it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto.

3.             Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

4.             No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.             Termination. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate (i) by written agreement of the parties hereto terminating this Agreement, or (b) in the event that Business Combination Agreement is terminated in accordance with its terms prior to the Closing. Upon termination of this Agreement, all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect. The representations and warranties contained in this Agreement shall not survive the Closing or the termination of this Agreement.

6.             Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 p.m. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00 p.m. on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)           If to Company, to:

Zura Bio Limited

Address: 3rd Floor 1 Ashley Road Altrincham WA14 2DT

Attention: Oliver Levy

E-mail: notices@zurabio.com

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP

Address: One Vanderbilt Ave., New York, NY 10017-3852

Attention: Ari Edelman

E-mail: aedelman@mwe.com

(b)           If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Email:

(c)           If to SPAC, to:

JATT Acquisition Corp

PO Box 309, Ugland House,

Grand Cayman, Cayman Islands

Attention: Verender Badial

E-mail: verender.badial@jattacquisition.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell Nussbaum

E-mail: mnussbaum@loeb.com

or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

7.             Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.             Counterparts. This Agreement may be executed by facsimile, email or other electronic transmission and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9.             Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

10.           Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.           Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.           Dispute Resolution. Section 11.9 of the Business Combination Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15.           Governing Law. Section 11.9 of the Business Combination Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

16.           Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provisions in the Business Combination Agreement, the terms of this Agreement shall control.

17.           Other Agreements. SPAC represents and warrants to Holder that this Agreement is in substantially the same form and substance (including with respect to the types and percentage of holdings of securities subject to this Agreement, the time periods for the transfer restrictions, and carve-outs from the transfer restrictions, which shall in each case be identical) as all other agreements to be in connection with any other agreement by and between any other holder of shares of the Company and SPAC related to restrictions on transfer similar to those set forth in this Agreement, except for the Letter Agreement (the “Other Lock-Up Agreements”), and each of SPAC and the Company hereby agrees that it will not change, amend or modify any of the terms of the Other Lock-Up Agreements in a manner beneficial to any other holder of securities of the Company without similarly changing, amending or modifying such terms of this Agreement.

18.           Pro-Rata Release. If, prior to the expiration of the Lock-Up Period set forth in this Agreement, the restrictions on transfer in any Other Lock-Up Agreement are waived, terminated or suspended, in whole or in part, permanently or for a limited period of time, then this Agreement shall be deemed to be automatically modified without any further action so that the restrictions on transfer set forth in this Agreement are also waived, terminated or suspended on the same terms and for the same percentage of Lock-up Shares of the Holder. SPAC and the Company shall, upon any such automatic modification of this Agreement, notify the Holder of such modification in writing as promptly as reasonably practicable and in any event at least 12 hours prior to the open of trading markets on the date such waiver, termination or suspension is to take effect.

19.           Entire Agreement. For those parties to the Letter Agreement, dated July 13, 2021, by and among SPAC, JATT Ventures, L.P. and JATT officers and directors at the time of JATT’s initial public offering (the “Letter Agreement”), which are also parties to this Agreement, the lock-up provisions in this Agreement shall supersede the lock-up provisions in the Letter Agreement, including, for avoidance of doubt, Section 5 of the Letter Agreement. Such provisions of the Letter Agreement shall be of no further force or effect as to such parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JATT Acquisition Corp

By:	/s/Verender S. Badial
Name: Verender S. Badial
Title: CFO

[Signature Page – 1 of 11]

HOLDER:

JATT Ventures LP

By:	/s/Someit Sidhu
Name: Someit Sidhu
Title: Limited Partner

[Signature Page – 2 of 11]

HOLDER:

Hana Immunotherapeutics LLC

By:	/s/Chris Kim
Name: Chris Kim
Title: CEO

[Signature Page – 3 of 11]

HOLDER:

Pfizer Inc.

By:	/s/Deborah J. Baron
Name: Deborah J. Baron
Title: SVP, Worldwide Business Development

[Signature Page – 4 of 11]

HOLDER:

/s/Someit Sidhu
Someit Sidhu

[Signature Page – 5 of 11]

HOLDER:

/s/ Javier Cote-Sierra
Javier Cote-Sierra

[Signature Page – 6 of 11]

HOLDER:

/s/ Oliver Levy
Oliver Levy

[Signature Page – 7 of 11]

HOLDER:

/s/ Marlyn Mathew
Marlyn Mathew

[Signature Page – 8 of 11]

HOLDER:

/s/ Sandeep Kulkarni
Sandeep Kulkarni

[Signature Page – 9 of 11]

HOLDER:

/s/ David Brady
David Brady

[Signature Page – 10 of 11]